             AMENDMENT NO. 1 TO THE POOLING AND SERVICING AGREEMENT

         This AMENDMENT NO. 1 TO THE POOLING AND SERVICING AGREEMENT (this
"Amendment"), dated as of the 7th day of September 2005, is among GMAC
COMMERCIAL MORTGAGE SECURITIES, INC. (the "Depositor"), GMAC COMMERCIAL MORTGAGE
CORPORATION (the "Master Servicer" and the "Serviced Whole Loan Paying Agent"),
GMAC COMMERCIAL MORTGAGE CORPORATION (the "Special Servicer"), LASALLE BANK
NATIONAL ASSOCIATION (the "Trustee") and ABN AMRO BANK N.V. (the "Fiscal
Agent").

                              W I T N E S S E T H :

         WHEREAS, the Depositor, the Master Servicer, the Serviced Whole Loan
Paying Agent, the Special Servicer, the Trustee and the Fiscal Agent are parties to that certain Pooling and Servicing Agreement, dated as of June 1, 2005 (the
"Original PSA"); and

         WHEREAS, the Depositor, the Master Servicer, the Serviced Whole Loan
Paying Agent, the Special Servicer, the Trustee and the Fiscal Agent desire to amend the Original PSA pursuant to Section 11.01(a) thereof, effective as of
June 1, 2005, in order to correct certain errors and/or inconsistencies in the definition of "Class X-2 Notional Amount" and in the definition of "Windsor
Hospitality Portfolio Co-Lender Agreement".

         NOW, THEREFORE, the parties hereto, for good and valuable
consideration, the receipt of which is hereby acknowledged, agree as follows:

                                    AGREEMENT

         The parties hereto hereby agree as follows:

         1.1 Amendment to the Definition of "Class X-2 Notional Amount". The
definition of "Class X-2 Notional Amount" contained in Section 1.01 of the
Original PSA shall be deleted and replaced in its entirety with the following, with effect from and after June 1, 2005:

         "Class X-2 Notional Amount": The aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which:

         (i) as of any date of determination on or before the June 2006
Distribution Date, is equal to the then aggregate Uncertificated Principal
Balances of REMIC II Regular Interests LA-1-2, LA-1A-A, LA-1A-B, LA-1A-C,
LA-1A-D, LA-1A-E, LA-1A-F, LA-1A-G, LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L,
LA-1A-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-2-G, LA-3-A, LA-3-B,
LA-4-A, LA-4-B, LA-5-A, LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC,
LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LH-A, LH-B,
LJ-A, LJ-B, LK, LL-A and LL-B;

         (ii) as of any date of determination after the June 2006 Distribution
Date and on or before the December 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal

Balances of REMIC II Regular Interests LA-1A-B, LA-1A-C, LA-1A-D, LA-1A-E,
LA-1A-F, LA-1A-G, LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M, LA-2-B,
LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-2-G, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-5-A,
LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC, LD-A, LD-B, LE-A, LE-B,
LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LH-A, LH-B, LJ-A, LJ-B, LK, LL-A and
LL-B;

         (iii) as of any date of determination after the December 2006
Distribution Date and on or before the June 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-C, LA-1A-D, LA-1A-E, LA-1A-F, LA-1A-G, LA-1A-H, LA-1A-I,
LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-2-G,
LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-5-A, LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M,
LA-J, LB, LC, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C,
LH-A, LH-B, LJ-A, LJ-B, LK, LL-A and LL-B;

         (iv) as of any date of determination after the June 2007 Distribution
Date and on or before the December 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-D, LA-1A-E, LA-1A-F, LA-1A-G, LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L,
LA-1A-M, LA-2-D, LA-2-E, LA-2-F, LA-2-G, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-5-A,
LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC, LD-A, LD-B, LE-A, LE-B,
LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LH-A, LH-B, LJ-A, LJ-B, LK and LL-B;

         (v) as of any date of determination after the December 2007
Distribution Date and on or before the June 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-E, LA-1A-F, LA-1A-G, LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K,
LA-1A-L, LA-1A-M, LA-2-E, LA-2-F, LA-2-G, LA-3-A, LA-3-B, LA-4-A, LA-4-B,
LA-5-A, LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC, LD-A, LD-B, LE-A,
LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LH-A, LH-B and LJ-B;

         (vi) as of any date of determination after the June 2008 Distribution
Date and on or before the December 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-F, LA-1A-G, LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M, LA-2-F,
LA-2-G, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-5-A, LA-5-B, LA-5-C, LA-5-D, LA-5-E,
LA-M, LA-J, LB, LC, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B,
LG-C and LH-B;

         (vii) as of any date of determination after the December 2008
Distribution Date and on or before the June 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-G, LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M, LA-2-G,
LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-5-A, LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M,
LA-J, LB, LC, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-B and LG-C;

         (viii) as of any date of determination after the June 2009 Distribution
Date and on or before the December 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-H, LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M,

LA-3-B, LA-4-A, LA-4-B, LA-5-A, LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB,
LC, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C and LG-C;

         (ix) as of any date of determination after the December 2009
Distribution Date and on or before the June 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-I, LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M, LA-4-B, LA-5-A, LA-5-B,
LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC, LD-A, LD-B, LE-A, LE-B, LE-C, LF-B
and LF-C;

         (x) as of any date of determination after the June 2010 Distribution
Date and on or before the December 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-J, LA-1A-K, LA-1A-L, LA-1A-M, LA-5-B, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J,
LB, LC, LD-A, LD-B, LE-A, LE-B, LE-C and LF-C;

         (xi) as of any date of determination after the December 2010
Distribution Date and on or before the June 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-K, LA-1A-L, LA-1A-M, LA-5-C, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC,
LD-A, LD-B, LE-B and LE-C;

         (xii) as of any date of determination after the June 2011 Distribution
Date and on or before the December 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-L, LA-1A-M, LA-5-D, LA-5-E, LA-M, LA-J, LB, LC, LD-A, LD-B and LE- C;

         (xiii) as of any date of determination after the December 2011
Distribution Date and on or before the June 2012 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular
Interests LA-1A-M, LA-5-E, LA-M, LA-J, LB, LC and LD-B; and

         (xiv) with respect to any Distribution Date occurring after the
Distribution Date in June 2012, is equal to zero.

         1.2 Amendment to the Definition of "Windsor Hospitality Portfolio
Co-Lender Agreement". The definition of "Windsor Hospitality Portfolio Co-Lender
Agreement" contained in Section 1.01 of the Original PSA shall be amended by replacing the date "June 16" occurring therein with the date "May 19".

         1.3 Entire Agreement. The Original PSA, as amended by this Amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between them.
All references to "this Agreement" in the Original PSA or other references to the Original PSA in any other document, instrument, agreement or writing shall be deemed to refer to the Original PSA as amended by this Amendment.

         1.4 No Other Modification. Unless otherwise expressly provided in this
Amendment, all capitalized terms used herein shall have the meanings set forth in the Original PSA. Except as specifically set forth in this Amendment, the terms of the Original PSA shall remain in full force and effect.

         1.5 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                       GMAC COMMERCIAL MORTGAGE
                                       SECURITIES, INC., Depositor

                                       By:/s/ David Lazarus
                                          -----------------
                                       Name:
                                       Title:

                                       GMAC COMMERCIAL MORTGAGE
                                       CORPORATION, Master Servicer and Serviced
                                       Whole Loan Paying Agent

                                       By:/s/ David Lazarus
                                          -----------------
                                       Name:
                                       Title:

                                       GMAC COMMERCIAL MORTGAGE CORPORATION, Special Servicer

                                       By:/s/ David Lazarus
                                          -----------------
                                       Name:
                                       Title:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       Trustee

                                       By:/s/ Ann M. Kelly
                                          ----------------
                                       Name:  Ann M. Kelly
                                       Title:  Assistant Vice President

                                       ABN AMRO BANK N.V., Fiscal Agent

                                       By:/s/ Barbara L. Marik
                                          --------------------
                                       Name:  Barbara L. Marik
                                       Title:    First Vice President

                                       By:/s/ Cynthia Reis
                                          ----------------
                                       Name:  Cynthia Reis
                                       Title:  Sr. Vice President

     [Signature Page to Amendment No. 1 to Pooling and Servicing Agreement]